Shareholder Name
Shareholder Address

IMPORTANT NOTICE

Re: Drexel Hamilton Centre American Equity Fund

Dear Shareholder:

We have been trying to get in touch with you regarding a very important matter pertaining to your investment in Drexel Hamilton Centre American Equity Fund. This matter pertains to an important operating initiative for the Fund which requires your response.

It is extremely important that we speak to you regarding this matter. The call will only take a few moments of your time and there is no confidential information required.

Please contact us toll-free at 866-864-7964 extension 8266 between 9:00 a.m. and 10:00 p.m. Eastern time Monday through Friday. At the time of the call please reference the number listed below.

Thank you.

Sincerely,

Andrew Bang

Drexel Hamilton Mutual Funds

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